UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2023

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on May 17, 2023, the shareholders of Proto Labs, Inc. (the “Company”) approved an amendment to the Proto Labs, Inc. 2022 Long-Term Incentive Plan, which increased the number of shares available for issuance pursuant to awards under the plan by an additional 559,500 shares.

A description of the Proto Labs, Inc. 2022 Long-Term Incentive Plan, as amended, was included in the Company’s proxy statement for its annual meeting of shareholders filed with the Securities and Exchange Commission on April 4, 2023. A copy of the Proto Labs, Inc. 2022 Long-Term Incentive Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 17, 2023 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected all eight persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified. The Company’s shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, approved an advisory vote on the compensation of the Company’s executive officers, approved the amendment to the Proto Labs, Inc. 2022 Long-Term Incentive Plan, and did not approve the shareholder proposal entitled Fair Elections. Set forth below are the final voting results for each of the proposals.

Proposal 1. Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes

Robert Bodor	19,580,562	225,047	25,126	2,590,556
Archie C. Black	15,827,166	3,987,377	16,192	2,590,556
Sujeet Chand	17,615,018	2,201,653	14,064	2,590,556
Moonhie Chin	17,550,279	2,262,872	17,584	2,590,556
Rainer Gawlick	19,388,660	427,425	14,650	2,590,556
Stacy Greiner	19,610,484	203,527	16,724	2,590,556
Donald G. Krantz	19,448,117	366,069	16,549	2,590,556
Sven A. Wehrwein	18,897,052	920,247	13,436	2,590,556

Proposal 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes

22,278,770	107,041	35,480	0

Proposal 3. Advisory approval of executive compensation.

For	Against	Abstain	Broker Non-Votes

16,986,784	2,797,389	46,562	2,590,556

Proposal 4. Approval of the amendment to the Proto Labs, Inc. 2022 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes

19,402,862	406,619	21,254	2,590,556

Proposal 5. The shareholder proposal entitled Fair Elections failed by the following votes:

For	Against	Abstain	Broker Non-Votes

2,907,451	16,869,090	54,194	2,590,556

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
EXHIBIT INDEX

Exhibit No.	Description

10.1	Proto Labs, Inc. 2022 Long-Term Incentive Plan (As amended on May 17, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: May 18, 2023	By:	/s/ Robert Bodor
Robert Bodor
President and Chief Executive Officer